UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada		89148
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Pinnacle Entertainment, Inc. (the “Company”) owns a minority interest in Asian Coast Development (Canada) Limited, a British Columbia corporation (“ACDL”), or approximately 24% assuming conversion of all preferred stock, exercise of all warrants and exercise of certain options. Entities affiliated with Harbinger Capital Partners (collectively, “Harbinger”) are the majority shareholders of ACDL. ACDL’s wholly owned subsidiary Ho Tram Project Company Limited (“HTP”) is the owner and developer of the Ho Tram Strip beachfront complex of destination integrated resorts, residential developments and golf course in the Province of Ba Ria-Vung Tau in southern Vietnam (the “Ho Tram Strip”). The project has been delayed as ACDL has not received certain required government approvals related to the amendment to the Investment Certificate and has experienced a suspension of funding from its lenders.

Pursuant to a management agreement, dated as of November 17, 2008, between MGM Hospitality International Holdings Limited (“MGM Hospitality”) and HTP, as amended, MGM Hospitality was to manage the first phase of the first integrated resort of the Ho Tram Strip, which was to be called “MGM Grand Ho Tram Beach.” On March 4, 2013, MGM Hospitality provided notice to ACDL that it was exercising its right to terminate the management agreement as a result of the failure to achieve certain pre-opening milestones before March 1, 2013, including the amendment to the Investment Certificate. MGM Hospitality has also offered to assist ACDL in the transition from the MGM Hospitality management agreement until June 2, 2013. The termination of the MGM Hospitality management agreement also terminates a related collaboration and assistance agreement, dated as of November 17, 2008, between MGM Hospitality and HTP.

The first phase of the first integrated resort is not likely to open before the end of the first quarter of 2013, as previously anticipated.

Important Information Regarding Forward-Looking Statements

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Pinnacle’s current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding ACDL, the opening of the first phase of the first integrated resort, and the ability of ACDL to retain a new management company to replace MGM Hospitality. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include (a) the ability of ACDL to obtain an amended Investment Certificate may delay the opening date for first phase of the first integrated resort of Ho Tram Strip; (b) the ability of ACDL, if it chooses to do so, to retain a new management company to replace MGM Hospitality on a timely basis and upon terms acceptable to ACDL; and (c) the risk factors disclosed in Pinnacle’s most recent Annual Report on Form 10-K, which Pinnacle filed with the Securities and Exchange Commission on March 1, 2013 and in all reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission by Pinnacle subsequent to the filing of its Form 10-K for the year ended December 31, 2012. Forward-looking statements reflect Pinnacle’s management’s analysis as of the date of this report. Pinnacle does not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: March 7, 2013	By:	/s/ John A. Godfrey
John A. Godfrey Executive Vice President, General Counsel and Secretary